UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 3, 2007 (December 27, 2006)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Don L. Blankenship

On December 27, 2006, Massey Energy Company (the “Registrant”) entered into a letter agreement with Don L. Blankenship regarding his continued employment as Chairman, Chief Executive Officer and President of the Registrant through December 31, 2007 (the “Letter Agreement”).

The material terms and conditions of the Letter Agreement which relates to Mr. Blankenship’s employment by the Registrant for calendar year 2007 are as follows: (i) a base salary of $83,333 per month; (ii) a target cash incentive bonus award of $900,000 based on the achievement of certain performance objectives set by the Compensation Committee for fiscal year 2007; (iii) long term incentive awards, subject to the terms, conditions and performance and service-based requirements of the November 12, 2006 grants made to participants in the Registrant’s 2007 Long Term Incentive Program (with the following exception, the non-qualified stock options must be exercised by Mr. Blankenship in the first 20 days exercise is permissible pursuant to the Registrant’s trading window policy and applicable securities laws following vesting, otherwise they will be automatically forfeited), which includes a $300,000 target cash incentive award based on the achievement of a certain performance objective, 50,000 non-qualified stock options, 12,700 shares of restricted stock, and 7,300 restricted stock units; (iv) two performance-based restricted unit awards, one for a total of 120,000 units (assuming the achievement of Level 1 targeted performance for all the performance objectives) and the other for a total of 70,000 units (assuming the achievement of Level 2 targeted performance for all the performance objectives) which shall vest, in whole or in part, based on the achievement of certain performance objectives set by the Compensation Committee for fiscal year 2007; (v) two performance-based cash incentive awards, one for a total of 90,000 units (assuming the achievement of Level 3 targeted performance for all the performance objectives) and one for a total of 200,000 units (assuming the achievement of Level 4 targeted performance for all the performance objectives) which shall be earned, in whole or in part, based on the achievement of certain performance objectives set by the Compensation Committee for fiscal year 2007 and shall be equal to the number of earned units times the closing market price of the Registrant’s common stock on the New York Stock Exchange on the last trading day of 2007; (vi) an additional stock option award of 200,000 non-qualified stock options granted on December 28, 2006 with an exercise price based on the closing market price of the Registrant’s common stock on the New York Stock Exchange on such date with service-based vesting on December 30, 2007 that must be exercised in the first twenty days exercise is permissible pursuant to the Registrant’s trading window policy and applicable securities laws; (vii) a retention cash bonus award of $300,000 if employed through December 30, 2007; and (viii) the premium payments during 2007, if any, on split dollar life insurance policies owned by the Registrant with death benefit endorsements payable to Mr. Blankenship, his estate or designated beneficiaries, totaling $4,000,000. In accordance with the Massey Energy Company 2006 Stock and Incentive Compensation Plan (the “2006 Plan”) from which the foregoing equity- and performance-based awards are made, the aggregate maximum amount payable as “incentive awards” under the 2006 Plan (which consists of the cash incentive bonus award in item (ii) above, the cash incentive award in item (iii) above, and the two performance-based cash incentive awards in item (v) above) shall not exceed $10,000,000. Notwithstanding the foregoing, the Compensation Committee retains the discretion to cause the Registrant to pay or provide for additional or other compensation for extraordinary performance regardless of the outcome on any performance-based pay contained in the Letter Agreement provided such extraordinary performance relates to performance which is not based on the performance criteria or goals contained in the Letter Agreement.

The performance objectives set by the Compensation Committee for the cash incentive bonus award in item (ii) above include targeted levels of performance based on: earnings before interest and taxes, produced tons, reduction in cash cost per ton, productivity by mining type (e.g. continuous miners, longwalls and surface), earnings per share, net coal sales, non-fatal days lost safety rate, successorship development for key executive positions, employee retention, and employee diversity. The performance objective set by the Compensation Committee for the cash incentive award component of the long term incentive award in item (iii) above is targeted levels of performance based on earnings before taxes. The performance objectives set by the Compensation Committee for the two performance-based restricted units awards in item (iv) above and the two performance-based cash incentive awards in item (v) above include targeted levels of performance based on: earnings before interest and taxes, reduction in cash cost per ton, and productivity by mining type (e.g. continuous miners, longwalls and surface).

In the event that Mr. Blankenship’s employment with the Registrant terminates during the period commencing January 1, 2007 through December 30, 2007 for any reason other than for Cause (as such term is defined in that certain Change in Control Severance Agreement dated December 21, 2005 between the Registrant and Mr. Blankenship) under circumstances where such cessation of employment is not covered by the Change in Control Severance Agreement, then the Registrant shall pay to Mr. Blankenship, or if Mr. Blankenship is deceased, to his estate, 2.5 times the sum of Mr. Blankenship’s annual base salary of $1,000,000 plus Mr. Blankenship’s target cash incentive bonus award of $900,000, unless Mr. Blankenship elects to terminate his employment voluntarily during the period commencing January 1, 2007 through December 30, 2007 other than for any reason which would constitute “a Constructive Termination Associated With a Change in Control” (as defined, and determined pursuant to the procedure set forth in the Change in Control Severance Agreement, under circumstances where such Constructive Termination is not covered by the Change in Control Severance Agreement).

In the event that Mr. Blankenship’s employment with the Registrant terminates during the period commencing January 1, 2007 through December 30, 2007 for any reason, all of Mr. Blankenship’s rights with respect to the performance-based restricted unit awards, performance-based cash incentive awards, additional stock option award and retention cash bonus award, as described in items (iv), (v), (vi) and (vii) above shall terminate and all rights thereunder cease (with the following exception noted in the next sentence), and payments of life insurance premiums as described in item (viii) above shall cease. In the event that Mr. Blankenship ceases to be employed on or before December 30, 2007 and is entitled to payment and benefits under the Change in Control Severance Agreement, the performance-based restricted unit award of 120,000 units shall vest and become payable based on the closing market price of the Registrant’s common stock on the New York Stock Exchange on the date of termination.

In addition to the specific forms of remuneration discussed above, Mr. Blankenship will continue to participate in the employment benefit plans and arrangements provided by the Registrant to its other employees and be entitled to receive perquisites provided to him in keeping with past practice, including but not limited to, use of the Registrant’s airplanes.

The Letter Agreement may be extended by mutual agreement between the Executive and the Registrant for an additional two years.

The foregoing is a summary of the material terms of the Letter Agreement and does not purport to be complete, and is qualified in its entirety by the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement dated December 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: January 3, 2007	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

10.1	Letter Agreement dated December 27, 2006.